Exhibit 99.1
Any oral statements made by representatives of the Company or any written statements contained in any written documents provided at this presentation concerning financial and other projections constitute forward looking statements within the meaning of the Securities Exchange Act and are subject to the Safe Harbor created under that Act. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be accurate. Important factors that could cause actual results to differ materially from the Company's expectations include those factors identified in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, copies of which are available upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company's business, including but not limited to adverse changes in economic conditions, loan portfolio quality or interest rates, effects of competition, technological change or government regulation, loss of key management or inability to manage or attain growth objectives. These risks and uncertainties should be considered in evaluating "Forward Looking Statements." Forward Looking Statements

Our Message Today Management enhancements Capitalize on dislocation in Chicago market Transformed into full-service bank Asset quality improving 2Q08 highlights Improving net interest margin "Big Bank Relief"

Chief Financial Officer JoAnn Sannasardo Lilek 23-year career at LaSalle ABN-AMRO reporting directly to Chairman CFO DSC Logistics last 6 years Chair the Board of Trustees, Lou Holland Trust for Holland Capital Management, L.P. President of the Board of Directors, YWCA Metropolitan Chicago Member: Chicago Finance Exchange Financial Executives International University of Chicago Women's Business Group Executives' Club of Chicago

Other Management Enhancements David J. Taylor, EVP and Head of Wealth Management 11-year career SVP & Division Head - Wealth Management Group Bank of America (LaSalle) 9-year career with other wealth management firms Brogan Ptacin, EVP Head of Corporate Banking 9-year career EVP Royal American Corporation C&I Lending 12-year career American National, President of Melrose Park subsidiary Jonathan P. Gilfillan, EVP Head of CRE Lending SVP Park National Bank 15-year career LaSalle National Bank, CRE lending Susan K. Moll, SVP Financial Planning & Analysis 11-year career Bank of America (LaSalle) 14-year career with other money center banks

Vital Statistics Assets $3.7 billion Shares 27.8 million Market Cap (1) $171 million (1) As of August 14, 2008. (1) As of August 14, 2008.

Serving Chicagoland: 29 Offices McHenry Union Algonquin Island Lake Barrington Buffalo Grove Inverness Mount Prospect Des Plaines Glenview Roselle Bloomingdale Bensenville Addison Village Naperville Downers Grove Hinsdale Melrose Park Norridge Elmwood Park

6th Largest Independent Chicago Bank Source: SNL; pro forma information as of June 2007

The Chicago Opportunity Chicago MSA: 3rd largest in US based on deposits If a state, the Chicago MSA would rank 5th in US $268 billion in deposits Rich diversity of small and middle market business MBHI building a franchise to be bedrock of long- term shareholder value

Capitalize on Dislocation in Chicago Many small businesses don't identify with policies and decisions made in: Montreal Edinburgh Manhattan Charlotte Cleveland Cincinnati Many top quality small business bankers want to or have jumped ship and joined a community bank TEXAS RATIO

MBHI: Transforming from Thrift to Bank Transitioning loan portfolio from 2002 "thrift" to "bank" model through two acquisitions. 12/31/2002 $1.1 Billion 6/30/2008 $2.5 Billion In 2002 virtually none of CRE was owner occupied Today, 45% of the CRE portfolio is owner occupied

MBHI: Transforming from Thrift to Bank Improving the deposit mix Demand deposits up 165% compared to 2002 12/31/2002 $1.2 Billion 6/30/2008 $2.3 Billion

Asset Quality Improving Asset quality ratios at lowest levels since late 2006 * Peer Group Consists of: AMFI, FMBI, MBFI, OSBC, PVTB, TAYC, WTFC

2nd Quarter Highlights

Net Income $ 2.428 million EPS $ .06 Net Interest Margin 2.89 % NPAs / Assets 1.16 % NCOs / Average Loans 0.35 % Delinquencies 30-89 Days / Loans 0.35 % Loan Growth (Annualized) 5 % Total Risk Based Capital Ratio 10.4% 2nd Quarter Results

Big Bank Relief $37 million in new loan relationships in the second quarter Since June 2008, over $135 million new retail customer deposits through recent campaign

Yields, Costs and Margin Cost Liabilities NIM * 6/07 and 6/08 figures represent second quarter following Guide 3 ** Monthly figures are computed based on actual days Earning Assets 6.92%* 5.88%* 4.36%* 3.32%* 3.05%* 2.89%*

Margin vs. Peers * Peer Group Consists of: AMFI, FMBI, MBFI, OSBC, PVTB, TAYC, WTFC

Revenue Potential

Looking Ahead...

Continue to: Strengthen management Capitalize on dislocation in vibrant & over- banked Chicago marketplace Improve credit quality and margin Build on solid platform for growth Critical Factors for Success

Jim Giancola JoAnn Lilek Questions?

Midwest Banc Holdings, Inc. MBHI James J. Giancola JoAnn Sannasardo Lilek August 2008